CHEVIOT

Contact:     Thomas J. Linneman                            For immediate release
             513-661-0457



             Cheviot Financial Corp. Reports Second-Quarter Earnings

                  Excluding effects of charitable contribution,
                      year-to-date earnings up 6.8 percent

CINCINNATI, Ohio - July 26, 2004 - Cheviot Financial Corp. (NASDAQ: CHEV), the parent company of Cheviot Savings Bank, today reported net earnings in the second fiscal quarter of 2004 of $590,000, or 6 cents per share.

In the second quarter of 2003, before Cheviot was publicly traded, the company posted net earnings of $676,000. The year-over-year decrease in net earnings in the most-recent quarter is attributable to a $333,000 increase in general and administrative expenses and a small decrease in other income, which were partially offset by an increase in net interest income and a decrease in the provision for losses on loans.

"We are pleased that second-quarter performance was in line with our expectations," said Thomas J. Linneman, president of Cheviot Financial Corp. "We are comfortable with our growth plans and are pleased that we are delivering on our promise to customers and shareholders."

For the first six months of 2004, the company reported a net loss of $102,000, or a penny per share. This compares to net earnings of $1,070,000 for the first half of 2003. The net loss for the most-recent period is primarily the result of a one-time $1.5 million expense recorded with the Corporation's contribution to the Cheviot Savings Bank Charitable Foundation, which was established in connection with the bank's reorganization into a mutual holding company.

Excluding the after-tax effects of the charitable contribution, the company's net earnings were $1,143,000, or 12 cents per share, an increase of 6.8 percent over the year-ago period. The increase is attributable primarily to an increase in net income and a decrease in the provision for losses on loans, which were partially offset by a decrease in other income and a decrease in the provision for federal income taxes.

"We are proud to operate our business as an integral part of the greater Cincinnati community," continued Linneman. "We established the charitable entity to continue having an impact on the neighborhoods we serve. Funding that entity has had a negative impact on our earnings in 2004, but we believe it's an investment that will pay dividends in the long run by enriching our customers' communities."

Cheviot Savings Bank completed its conversion to the mutual holding company form and its initial public offering of common stock on January 5, 2004. In connection with the conversion, Cheviot Savings Bank formed Cheviot Financial Corp. as a new holding company. Cheviot Financial issued a total of 9,918,751 common shares, approximately 44 percent of which were sold to depositors and members of the general public, culminating in net proceeds from the offering of approximately $42.1 million. Approximately 1 percent of the shares were issued to the newly formed charitable foundation and the remaining 55 percent of the shares issued are held by Cheviot Mutual Holding Company.

At June 30, 2004, Cheviot Financial Corp. had consolidated total assets of $278.8 million, total liabilities of $202.2 million, including deposits of $183.7 million, and shareholders' equity of $76.6 million, or 27.5% of total assets.

Cheviot Savings Bank was established in 1911 and currently has four full service offices in Hamilton County, Ohio, and one loan production office in Mason, Ohio.
                                      # # #

Unaudited financial statements follow.


"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this release which are not historical facts are forward-looking and involve risks and uncertainties. The company undertakes no obligation to update any forward-looking statement.

                             Cheviot Financial Corp.
            CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
                                 (In thousands)
                                   (Unaudited)

                                                                                     June 30,       December 31,
         ASSETS                                                                          2004               2003

Cash and cash equivalents                                                           $  11,769          $  83,776
Investment securities                                                                  59,870             38,939
Loans receivable                                                                      200,020            186,853
Other assets                                                                            7,110              7,831
                                                                                    ---------          ---------

         Total assets                                                                $278,769           $317,399
                                                                                    =========          =========

         LIABILITIES AND SHAREHOLDERS' EQUITY

Deposits                                                                             $183,743           $267,927
Advances from the FHLB                                                                 17,090              9,206
Other liabilities                                                                       1,343              2,399
                                                                                    ---------          ---------

         Total liabilities                                                            202,176            279,532

Shareholders' equity                                                                   76,593             37,867
                                                                                    ---------          ---------

         Total liabilities and shareholders' equity                                  $278,769           $317,399
                                                                                    =========          =========



                             Cheviot Financial Corp.
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                        (In thousands, except share data)
                                   (Unaudited)

                                                                          Six months ended       Three months ended
                                                                               June 30,                 June 30,
                                                                          2004        2003       2004          2003

Total interest income                                                   $6,267      $6,575     $3,182        $3,224
Total interest expense                                                   1,876       2,469        927         1,181
                                                                        ------      ------     ------        ------
         Net interest income                                             4,391       4,106      2,255         2,043

Provision for losses on loans                                                -         275          -            15
                                                                        ------      ------     ------        ------

         Net interest income after provision for losses on loans         4,391       3,831      2,255         2,028

Other income                                                               117         214         41            63
General, administrative and other expense                                4,272(1)    2,418      1,400         1,067
                                                                        ------      ------     ------        ------

         Earnings before federal income taxes                              236       1,627        896         1,024

Federal income taxes                                                       338         557        306           348
                                                                        ------      ------     ------        ------

         NET EARNINGS(LOSS)                                             $ (102)     $1,070     $  590        $  676
                                                                        ======      ======     ======        ======

Basic earnings (loss) per share                                         $ (.01)        N/A     $  .06           N/A

Reconciliation of net earnings excluding one-time charges:
  Net earnings (loss) per GAAP                                          $ (102)     $1,070     $  590        $  676
  Contribution to charitable foundation, net of tax effects              1,245           -          -             -
                                                                        ------      ------     ------        ------

  Net earnings excluding one-time charges                               $1,143      $1,070     $  590        $  676
                                                                        ======      ======     ======        ======

  Earnings (loss) per share per GAAP                                    $( .01)        N/A     $  .06           N/A

  Contribution to charitable foundation, net of tax effects                .13         N/A          -           N/A
                                                                        ------      ------     ------        ------

  Earnings per share excluding one-time charges                         $  .12         N/A     $  .06           N/A
                                                                        ======      ======     ======        ======


--------

1 Includes contribution of $1.5 million of stock to the charitable foundation.